September 5, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Chestnut Street Exchange Fund
File no. 811-02631

Dear Sir or Madam:

We have read Exhibit 13 (a)(4) of Form N-CSR of Chestnut Street Exchange Fund, dated September 6, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP